   As filed with the Securities and Exchange Commission on November 17, 1997
                                                  Registration No. 333-________
_______________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                    _______________________________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                    _______________________________________

                          HIGH COUNTRY BANCORP, INC.
                          ___________________________
            (Exact name of registrant as specified in its charter)

             Colorado                             Applied for
     --------------------------------        --------------------
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

                               130 W. 2nd Street
                          Salida, Colorado 81201-0309
                                (719) 539-2516

                        _______________________________
                    (Address of Principal Executive Office)

     Salida Building & Loan Association 401(k) Profit Sharing Plan & Trust
               -------------------------------------------------
                           (Full title of the plan)
                      __________________________________

                                                       with copies to:
                                                   Howard S. Parris, Esquire
  Mr. Larry D. Smith President                     J. Mark Poerio, Esquire
Salida Building & Loan Association        Housley Kantarian and Bronstein, P.C.
       130 W. 2nd Street                      1220 19th Street, N.W., Suite 700
   Salida, Colorado 81201-0309
-----------------------------------
(Name and address of agent for service)         Washington, D.C.  20036


                                (719) 539-2516
          __________________________________________________________
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of                           Proposed Maximum  Proposed Maximum             Amount of
Securities to be   Amount to be     Offering Price   Aggregate Offering         Registration
Registered (1)     registered (2)     Per Share (3)   Price Per Share (4)            Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value
per share             90,055              $10              $ 900,550               $ 272.89
========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests available pursuant to the Salida Building & Loan Association 401(k) Profit Sharing Plan & Trust (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of High Country Bancorp, Inc. in the conversion of Salida Building & Loan Association from mutual to stock form ("Conversion"), together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the Common Stock of High Country Bancorp, Inc.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on maximum subscription price of $
     10.00 per share of the Common Stock of High Country Bancorp, Inc., as currently offered in the Conversion.
(4)  Estimated based on (2) and (3) above.

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION*
------

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

        *This Registration Statement relates to the registration of 90,055 shares of Common Stock, par value $.01 per share, of High Country Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Salida Building & Loan Association 401(k) Profit Sharing Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

        The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on or about December 15, 1997 and, accordingly, will be filing periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The following document filed by the Company is incorporated in this Registration Statement by reference: the Prospectus for the Common Stock, included in the Company's Registration Statement (Commission File No. 333-34153)

        ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY AND THE PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.


ITEM 4. DESCRIPTION OF SECURITIES
------

        The information required by Item 202 of Regulation S-K is set forth in the description of the Common Stock included in the Prospectus for the Common Stock (dated October 24, 1997), as incorporated by reference under Item 3 hereof, such description being incorporated by reference herein.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

        Directors, officers and employees of the Company and/or the Association may be entitled to benefit from the indemnification provisions contained in the Colorado Business Corporation Act (the "CBCA"), the Company's Articles of Incorporation and federal regulations applicable to the Association. The general effect of these provisions is summarized below:

COLORADO BUSINESS CORPORATION ACT

        Sections 7-109-102 and 7-109-107 of the CBCA permit a Colorado corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding of any type, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, may not, of itself, create a presumption that these standards have not been met.

     A Colorado corporation may also indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to be indemnified.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding described above indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him is mandatory.

     Any determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) must be made by a majority of the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section is not exclusive.

     In addition, a corporation shall have power to purchase and maintain insurance against any liability of individuals whom the corporation is required to indemnify.

ARTICLE XVII OF THE ARTICLES OF INCORPORATION

     A.   Persons.  The Corporation shall indemnify, to the extent provided in
          -------
paragraphs B, D or F:

          (1) any person who is or was a director, officer, employee, or agent of the Corporation; and

          (2) any person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

     B.   Extent -- Derivative Suits.  In case of a threatened, pending or
          --------------------------
completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C.   Standard -- Derivative Suits.  In case of a threatened, pending or
          ----------------------------
completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

          (1)  he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article
     XV) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     D.   Extent -- Nonderivative Suits.  In case of a threatened, pending or
          -----------------------------
completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E.   Standard -- Nonderivative Suits.  In case of a nonderivative suit, a
          -------------------------------
person named in paragraph A shall be indemnified only if:

          (1)  he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article
     XV) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                                      ---- ----------
     equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

     F.   Determination That Standard Has Been Met.  A determination that the
          ----------------------------------------
standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in subparagraph C(2) (second sentence), the determination may be made by:

          (1) the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

          (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

          (3)  the stockholders of the Corporation.

     G.   Proration.  Anyone making a determination under paragraph F may
          ---------
determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H.   Advance Payment.  The Corporation shall pay in advance any expenses
          ---------------
(including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

          (1)  the board of directors authorizes the specific payment; and

          (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

        I.   Nonexclusive.  The indemnification and advance payment of expenses
             ------------
provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        J.   Continuation. The indemnification provided by this Article XVII
             ------------
shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this
Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

        K.   Insurance. The Corporation may purchase and maintain insurance on
             ---------
behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A through H.

        L.   Intention and Savings Clause.  It is the intention of this Article
             ----------------------------
XVII to provide for indemnification to the fullest extent permitted by the Business Corporation Act of the State of Colorado, and this Article XVII shall be interpreted accordingly. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law.
If the Business Corporation Act of the State of Colorado is amended, or other Colorado law is enacted, to permit further or additional indemnification of the persons defined in this Article XVII A, then the indemnification of such persons shall be to the fullest extent permitted by the Business Corporation Act of the State of Colorado, as so amended, or such other Colorado law.

Federal Regulations Providing for Indemnification of Directors and Officers of
------------------------------------------------------------------------------
Salida Building & Loan Association
----------------------------------

        Federal regulations require that Salida Building & Loan Association (the "Association") indemnify any person against whom an action is brought by reason of that person's role as a director or officer of the Association for (i) any judgments resulting from the action; (ii) reasonable costs and expenses (including attorney's fees) incurred in connection with the defense or settlement of such action; and (iii) reasonable costs and expenses (including attorney's fees) incurred in connection with enforcing the individual's indemnification rights against the Association, assuming a final judgment is obtained in his favor.

        The mandatory indemnification provided for by federal regulations is limited to (i) actions where a final judgment on the merits is in favor of the officer or director and (ii) in the case of a settlement, final judgment against the director or officer or final judgment not on the merits, except as to where the director or officer is found negligent or to have committed misconduct in the performance of his or her duties, where a majority of the Board of Directors of the Association determines that the director or officer was acting in good faith within what he was reasonably entitled to believe was the scope of his or her employment or authority for a purpose that was in the best interests of the Association or its members or stockholders.

        In addition, the Association has a directors' and officers' liability policy providing for insurance against certain liabilities incurred by directors and officers of the Association while serving in their capacities as such.

ITEM 7. EXCLUSION FROM REGISTRATION CLAIMED
-------

        Not applicable.

ITEM 8. EXHIBITS
------

        The exhibit schedules filed as part of this registration statement are as follows:

        4.1 Salida Building & Loan Association 401(k) Profit Sharing Plan & Trust (the "Plan")

        4.2   Summary Plan Description of the Plan

        4.3 Form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan

        5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

        5.2 Favorable determination letter from the Internal Revenue Service dated October 8, 1992 regarding the tax-qualification of the Plan documents

        23.1 Consent of Housley Kantarian & Bronstein, P.C. (appears in their opinion filed as Exhibit 5.1)

        23.2  Consent of Independent Certified Public Accountants

        24 Power of Attorney (contained in the signature page to this Registration Statement)

        99.1 Copy of the Plan's most recent Annual Report, as filed with the Internal Revenue Service on Form 5500.

ITEM 9. UNDERTAKINGS
------

        1.    The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salida, State of Colorado, on November 13, 1997.

                                           HIGH COUNTRY BANCORP, INC.


                                           By: /s/ Larry D. Smith
                                               --------------------------------
                                               Larry D. Smith, President
                                               (Duly Authorized Representative)

                               POWER OF ATTORNEY

     We, the undersigned Directors of High Country Bancorp, Inc., hereby severally constitute and appoint Larry D. Smith, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Larry D. Smith, who may act, may deem necessary or advisable to enable High Country Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of High Country Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Larry D. Smith shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

     Signatures                                 Title                                     Date
     ----------                                 -----                                     ----
/s/ Larry D. Smith                 President and Chief Executive Officer             November 13, 1997
------------------------
Larry D. Smith                         (Principal Executive Officer)

/s/ Frank. L. DeLay                       Chief Financial Officer                    November 13, 1997
------------------------
Frank L. DeLay                   (Principal Financial and Accounting Officer)

/s/ Scott G. Erchul                      Vice President and Director                 November 13, 1997
------------------------
Scott G. Erchul

/s/ Robert B. Mitchell                     Chairman of the Board                     November 13, 1997
------------------------
Robert B. Mitchell                              of Directors

/s/ Timothy R. Glenn                              Director                           November 13, 1997
------------------------
Timothy R. Glenn

/s/ Richard A. Young                              Director                           November 13, 1997
------------------------
Richard A. Young

/s/ Philip W. Harsh                               Director                           November 13, 1997
------------------------
Philip W. Harsh

     Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee of the Salida Building & Loan Association 401(k) Profit Sharing Plan & Trust has duly caused this Registration Statement to be signed in the Town of Salida, State of Colorado, on November 13, 1997.


                                   Larry D. Smith, Richard A. Young, Robert
                                   Mitchell, Philip Harsh, and Timothy Glenn, acting together as Trustee of the Salida Building & Loan Association 401(k) Profit Sharing Plan & Trust


                                   /s/ Larry D. Smith
                                   --------------------------------------------
                                   Larry D. Smith

                                   /s/ Robert Mitchell
                                   --------------------------------------------
                                   Robert Mitchell

                                   /s/ Timothy Glenn
                                   --------------------------------------------
                                   Timothy Glenn

                                   /s/ Richard A. Young
                                   --------------------------------------------
                                   Richard A. Young

                                   /s/ Phil Harsh
                                   --------------------------------------------
                                   Phil Harsh

                               INDEX TO EXHIBITS

Exhibit        Description
-------        -----------

4.1 Salida Building & Loan Association 401(k) Profit Sharing Plan & Trust (the "Plan")

4.2            Summary Plan Description of the Plan

4.3 Form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan

5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

5.2 Favorable determination letter from the Internal Revenue Service dated October 8, 1992 regarding the tax-qualification of the Plan documents

23.1 Consent of Housley Kantarian & Bronstein, P.C. (appears in their opinion filed as Exhibit 5.1)

23.2           Consent of Independent Certified Public Accountants

24 Power of Attorney (contained in the signature page to this Registration Statement)

99.1 Copy of the Plan's most recent Annual Report, as filed with the Internal Revenue Service on Form 5500.